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                    Strong Government Securities Fund, Inc.

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


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I.       CURRENT ANNUALIZED YIELD:  30 days ended October 31, 1995
         A.      Formula
                 -------

                                  a-b      6
                 YIELD = 2[(---------- + 1)  - 1]
                                  cd

                 Where:           a =      dividends and interest earned during the period.
                                  b =      expenses accrued for the period (net of reimbursements).
                                  c =      the average daily number of shares outstanding during the period.
                                  d =      the maximum offering price per share on the last day of the period.

         B.      Calculation
                 -----------

                                 2,533,110.25 - 303,415.95         6
                 YIELD = 2[(---------------------------------- + 1)  - 1]
                                41,858,376.449 x 10.60

                 YIELD = 6.11%


II.      AVERAGE ANNUAL TOTAL RETURN

         A.      Formula
                 -------
                          n                             n -----
                 P (1 + T)  = ERV          or      T = \ /ERV/P - 1

Where:           P =      a hypothetical initial payment of $10,000

                 T =      average annual total return

                 n =      number of years

               ERV =      ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated
                          periods.

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

         B.      Calculation
                 -----------
                      n
                        ------
                 T = \ /ERV/P - 1

                 1.       One-year period 10-31-94 through 10-31-95
                                    1 --------------
                          16.86% = \  /11,686/10,000 - 1

                 2.       Five-year period 10-31-90 through 10-31-95
                                   5 --------------
                         10.52% = \  /16,488/10,000 - 1

                 3.       Since inception 10-29-86 through 10-31-95
                                   9   -----------
                          9.43% = \  /22,509/10,000 - 1



III.     TOTAL RETURN

         A.      Formula
                 -------

                 EV-IV
                 -----
                   IV     =       TR

Where:           EV =     Value at the end of the periods, including reinvestment of all dividends and capital gains distributions

                 IV =     Initial value of a hypothetical investment at the net asset value

                 TR =     Total Return

         B.      Calculation
                 -----------

                 EV-IV
                 -----
                   IV     =       TR

                 One-year period ended October 31, 1995

                          11,686 - 10,000
                          ---------------
                              10,000               =        16.86%

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